Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 19th ANNUAL GOLDMAN SACHS GLOBAL RETAILING CONFERENCE

CHESAPEAKE, Va. – August 31, 2012 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, will participate in the 19th Annual Goldman Sachs Global Retailing Conference being held on September 5 – 6, 2012, at The Plaza Hotel, New York, New York.  Dollar Tree’s presentation is scheduled for Thursday, September 6, at approximately 8:15 am EDT.  Bob Sasser, President and CEO, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Goldman Conference will be available on Dollar Tree’s web site, www.dollartreeinfo.com/investors/news/events/. A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight Thursday, September 13, 2012.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com